Exhibit 4.2

UXIN LIMITED

Number	Class A Ordinary Shares

Incorporated under the laws of the Cayman Islands

Share capital is US$1,000,000 divided into

(a) 9,600,000,000 Class A Ordinary Shares of a par value of US$0.0001 each;

(b) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and

(c) 300,000,000 shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT                                                                is the registered holder of                                                 Class A Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

GIVEN UNDER the common seal of the said Company on                                  2018.

THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR

UXIN LIMITED

Number	Class B Ordinary Shares

Incorporated under the laws of the Cayman Islands

Share capital is US$1,000,000 divided into

(a) 9,600,000,000 Class A Ordinary Shares of a par value of US$0.0001 each;

(b) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and

(c) 300,000,000 shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT                                                               is the registered holder of                                                 Class B Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

GIVEN UNDER the common seal of the said Company on                                  2018.

THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR